Rand Logistics, Inc.

RAND LOGISTICS REPORTS SECOND QUARTER FISCAL 2010 FINANCIAL RESULTS

New York, NY – November 12, 2009 – Rand Logistics, Inc. (Nasdaq: RLOG) (“Rand”) today announced financial and operational results for the second quarter of fiscal 2010 ended September 30, 2009 and provided an update on recent business developments.

Quarter Ended September 30, 2009 Financial Highlights
Versus Quarter Ended September 30, 2008

•
Marine freight revenue (excluding fuel and other surcharges, and outside charter revenue) was $28.1 million, a decrease of 13.0% from $32.3 million. The decline in marine freight revenue was due in large part to fewer vessel sailing days and operating inefficiencies attributable to a reduction in customer demand versus the prior year, as well as a weaker Canadian dollar as compared to last year.

•	Marine freight revenue per sailing day decreased by $1,466 or 5.0%, to $28,136 from $29,602.

•
Vessel operating expenses per sailing day decreased by $8,191, or 29.5%, to $19,608 from $27,799. The decrease was primarily attributable to reduced fuel costs, improved cost management, the realization of operating efficiencies resulting from capital improvements and a decrease in vessel sailing days.

•	Net income before taxes was $7.6 million, a decrease of 5.1% from $8.0 million.

Six Months Ended September 30, 2009 Financial Highlights
Versus Six Months Ended September 30, 2008

•	Marine freight revenue (excluding fuel and other surcharges, and outside charter revenue) was $52.3 million, a decrease of 12.3% from $59.6 million.

•	Marine freight revenue per sailing day decreased by $1,784 or 6.1%, to $27,344 from $29,128. Vessel operating expenses per sailing day decreased by $7,704, or 28.2%, to $19,610 from $27,314.

•	Net income before taxes was $10.9 million, a decrease of 17.2% from $13.2 million.

Scott Bravener, President of Lower Lakes stated, “Given the challenging macroeconomic environment, there was a reduction in demand for bulk freight shipping services on the Great Lakes during the second fiscal quarter compared to the prior year. Specifically, the major commodities that are transported on the Great Lakes experienced lakes-wide tonnage declines of up to 60%. Notwithstanding the decline in demand, we were pleased with our vessel utilization, which equaled 91% of the theoretical maximum during the quarter, as well as our tonnage volumes which were only down 14% versus the prior year, excluding outside voyage charter. Despite a decline in marine freight revenue per day, vessel operating margins approached prior year record levels, as a direct result of continued realization of operating efficiencies and cost reductions.”

“While there is still uncertainty in our end markets, we are more confident about our business entering the third fiscal quarter. Demand for our services appears to be stabilizing and we have adequate visibility into shipments through the end of the 2009 sailing season. We have carefully managed our vessels throughout the 2009 sailing season in anticipation of some of our major customers closing their facilities for the winter earlier than normal. As such, during our current fiscal quarter, while we anticipate operating inefficiencies stemming from these early shutdowns, we are better prepared for the impact to our operations and have planned accordingly. Finally, we believe that we have capitalized on our cost-efficient operating model, the size and configuration of our fleet and the market downturn to gain further market share, which gives us a high degree of confidence that once market demand recovers, we will be able to restore vessel efficiencies, providing the potential for substantial operating leverage and profit improvement,” Mr. Bravener concluded.

Laurence S. Levy, Chairman and CEO of Rand commented, “As a result of the steps taken thus far this fiscal year to reduce costs, coupled with improved customer visibility, we believe that consistent with prior years, our operating income, before depreciation and amortization, for the first half of fiscal 2010 will be reflective of our full year results, barring significant weather delays or an operational incident over the next 60 days. As a result, our operating income before depreciation and amortization for fiscal 2010 is likely to only be marginally lower than fiscal 2009 results, which were the highest in the Company’s history, notwithstanding a weaker Canadian dollar and significant operating inefficiencies caused by a reduction in customer demand,”

“We continue to be well positioned to weather this downturn and feel that our expected fiscal 2010 performance clearly illustrates the benefit of our diverse end markets served, targeted market focus, our efficient cost structure and the size and configuration of our fleet.  The severity of the downturn in our markets has tested our business model and our operating performance for the first half of our fiscal year underscores our position as one of the most efficient providers of bulk freight shipping services throughout the Great Lakes region,” concluded Mr. Levy.

Rand Logistics, Inc.
Summary Statement of Operations (Unaudited)
(U.S. Dollars 000’s except for Shares and Per Share data)

	Three months ended September 30		Six months ended September 30
	2009	2008	2009	2008
Revenue
Freight and related revenue	$28,136	$32,325	$52,281	$59,626
Fuel and other surcharges	5,467	13,161	8,776	22,579
Outside voyage charter revenue	2,640	6,803	4,437	13,490
	36,243	52,289	65,494	95,695
Expenses
Outside voyage charter fees	2,634	6,062	4,420	12,308
Vessel operating expenses	19,608	30,356	37,494	55,911
Repairs and maintenance	63	-	717	888
General and administrative	1,796	2,662	4,193	5,131
Depreciation and amortization of drydock costs and intangibles	3,404	2,792	6,399	5,408
(Gain) loss on foreign exchange	(39)	(43)	8	(41)
	27,466	41,829	53,231	79,605
Operating income	8,777	10,460	12,263	16,090

Net income applicable to common stockholders	$5,420	$4,782	$7,262	$7,098
Net income per share basic	$0.42	$0.38	$0.56	$0.58
Net income per share diluted	$0.38	$0.34	$0.53	$0.52

Management will host a conference call to discuss the results at 8:30 a.m. ET on Thursday, November 12, 2009. Interested parties may participate in the conference call by dialing 877-218-9317 (706-758-6006 for international callers), Conference ID# 39127863. Please dial in 10 minutes before the call is scheduled to begin.

A telephonic replay of the conference call may be accessed approximately two hours after the completion of the call. Dial 800-642-1687 (706-645-9291 for international callers), Conference ID# 39127863 to access the phone replay.

The conference call will be webcast simultaneously on the Rand Logistics, Inc. website at www.randlogisticsinc.com/presentations.html.

Forward-Looking Statements
This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.  Important factors that contribute to such risks include, but are not limited to, the effect of the economic downturn in our markets; the weather conditions on the Great Lakes; and our ability to maintain and replace our vessels as they age.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on June 25, 2009.

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of ten self-unloading bulk carriers, including eight River Class vessels and one River Class integrated tug/barge unit, and three conventional bulk carriers, of which one is operated under a contract of affreightment.  The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company’s vessels operate under the U.S. Jones Act – which dictates that only ships that are built, crewed and owned by U.S. citizens can operate between U.S. ports – and the Canada Marine Act – which requires only Canadian commissioned ships to operate between Canadian ports.

CONTACT: Rand Logistics, Inc. Laurence S. Levy, Chairman & CEO Edward Levy, President (212) 644-3450	-OR-	INVESTOR RELATIONS COUNSEL: Lesley Snyder (212) 863-9413 LSnyder@randlogisticsinc.com

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Rand Logistics, Inc.
Consolidated Statements of Operations (Unaudited)
(U.S. Dollars 000’s except for Shares and Per Share data)

	Three months ended September 30		Six months ended September 30
	2009	2008	2009	2008
REVENUE
Freight and related revenue	$28,136	$32,325	$52,281	$59,626
Fuel and other surcharges	5,467	13,161	8,776	22,579
Outside voyage charter revenue	2,640	6,803	4,437	13,490
TOTAL REVENUE	36,243	52,289	65,494	95,695

EXPENSES
Outside voyage charter fees	2,634	6,062	4,420	12,308
Vessel operating expenses	19,608	30,356	37,494	55,911
Repairs and maintenance	63	-	717	888
General and administrative	1,796	2,662	4,193	5,131
Depreciation	2,373	1,785	4,381	3,403
Amortization of drydock costs	602	567	1,180	1,134
Amortization of intangibles	429	440	838	871
(Gain) loss on foreign exchange	(39)	(43)	8	(41)
	27,466	41,829	53,231	79,605
OPERATING INCOME	8,777	10,460	12,263	16,090

OTHER (INCOME) AND EXPENSES
Interest expense	1,482	1,799	2,911	3,473
Interest income	(4)	(1)	(5)	(6)
(Gain) loss on interest rate swap contracts	(296)	662	(1,569)	(572)
	1,182	2,460	1,337	2,895

INCOME BEFORE INCOME TAXES	7,595	8,000	10,926	13,195
PROVISION FOR INCOME TAXES
Current	69	-	69	-
Deferred	1,629	2,807	2,675	5,323
	1,698	2,807	2,744	5,323
NET INCOME	5,897	5,193	8,182	7,872
PREFERRED STOCK DIVIDENDS	477	411	920	774
NET INCOME APPLICABLE TO COMMON STOCKHOLDERS	$5,420	$4,782	$7,262	$7,098

Net income per share basic	$0.42	$0.38	$0.56	$0.58
Net income per share diluted	$0.38	$0.34	$0.53	$0.52
Weighted average shares basic	12,909,014	12,436,508	12,900,020	12,271,685
Weighted average shares diluted	15,328,369	15,345,199	15,319,375	15,075,817

Rand Logistics, Inc.
Consolidated Balance Sheets (Unaudited)
(U.S. Dollars 000’s except for Shares and Per Share data)

	September 30,	March 31,
	2009	2009
ASSETS
CURRENT
Cash and cash equivalents	$7,171	$1,953
Accounts receivable	17,386	1,166
Prepaid expenses and other current assets	3,516	3,008
Income taxes receivable	-	22
Deferred income taxes	419	418
Total current assets	28,492	6,567

PROPERTY AND EQUIPMENT, NET	93,629	86,233
DEFERRED INCOME TAXES	10,721	12,140
DEFERRED DRYDOCK COSTS, NET	6,969	7,274
INTANGIBLE ASSETS, NET	14,212	13,497
GOODWILL	10,193	10,193

Total assets	$164,216	$135,904
LIABILITIES
CURRENT
Bank indebtedness	$11,424	$2,786
Accounts payable	6,543	4,131
Accrued liabilities	10,806	11,087
Interest rate swap contracts	2,714	3,899
Income taxes payable	46	-
Deferred income taxes	582	480
Current portion of long-term debt	4,561	4,094
Total current liabilities	36,676	26,477
LONG-TERM DEBT	58,156	54,240
OTHER LIABILITIES	232	232
DEFERRED INCOME TAXES	14,683	13,185

Total liabilities	109,747	94,134
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value,	14,900	14,900
Authorized 1,000,000 shares, Issued and outstanding 300,000 shares
Common stock, $.0001 par value	1	1
Authorized 50,000,000 shares, Issued and outstanding 12,950,357 shares
Additional paid-in capital	62,107	61,675
Accumulated deficit	(21,966)	(29,228)
Accumulated other comprehensive loss	(573)	(5,578)

Total stockholders’ equity	54,469	41,770

Total liabilities and stockholders’ equity	$164,216	$135,904

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